Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89905, 333-99551 and 333-46432) and Form S-3 (No. 333-58350 and 333-76122) of HCC Insurance Holdings, Inc. of our report dated March 15, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
March 15, 2006